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                                                                Exhibit 5.02


            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]




                                              June 27, 2003

Citigroup Inc.
399 Park Avenue
New York, NY  10043

Citigroup Capital X
Citigroup Capital XI
Citigroup Capital XII
Citigroup Capital XIII
c/o Citigroup Inc.
399 Park Avenue
New York, NY 10043

         Re:   Citigroup Inc.
               Citigroup Capital X
               Citigroup Capital XI
               Citigroup Capital XII
               Citigroup Capital XIII
               Registration Statement on Form S-3

Ladies and Gentlemen:


     We have acted as special counsel to (1) Citigroup Capital X, Citigroup Capital XI, Citigroup Capital XII and Citigroup Capital XIII (each, a "Citigroup Trust" and, together, the "Citigroup Trusts"), each a statutory business trust created under the laws of the State of Delaware, and (2) Citigroup Inc. (the "Company"), a corporation organized under the

Citigroup Inc.
Citigroup Capital X
Citigroup Capital XI
Citigroup Capital XII
Citigroup Capital XIII
June 27, 2003
Page 2


laws of the State of Delaware, in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), to be filed by the Company and the Citigroup Trusts with the Securities and Exchange Commission (the "Commission") on the date hereof under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities with an aggregate public offering price of up to $15,000,000,000: (i) capital securities (the "Capital Securities") of each of the Citigroup Trusts,
(ii) unsecured junior subordinated debt securities (the "Junior Subordinated Debt Securities") of the Company, which are to be issued pursuant to an Indenture, dated as of October 7, 1996, as supplemented by the First Supplemental Indenture thereto dated as of December 15, 1998 (as so supplemented, the "Indenture"), between the Company and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as debt trustee (the "Debt Trustee"), (iii) shares of preferred stock, par value $1.00 per share (the "Preferred Stock"), of the Company to be issued in one or more series, which may also be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Receipts") pursuant to one or more deposit agreements (each, a "Deposit Agreement") to be entered into between the Company and a depositary to be named (the "Depositary"), (iv) stock purchase contracts (the "Stock Purchase Contracts") to purchase Common Stock (as defined below), Preferred Stock or Depositary Shares, (v) stock purchase units (the "Stock Purchase Units"), each representing ownership of a Stock Purchase Contract and debt securities of the Company, including Junior Subordinated Debt Securities, debt obligations of third parties, including U.S. Treasury securities, or Capital Securities, securing a holder's obligation to purchase Common Stock (as defined below), Preferred Stock or Depositary Shares under the Stock Purchase Contract and (vi) shares of common stock, par value $.01 per share (the "Common Stock"), of the Company as may be issuable upon conversion of some or all of the Preferred Stock (the "Offered Common Stock"). The Capital Securities of each Citigroup Trust are to be issued pursuant to the Amended and Restated Declaration of Trust of such Citigroup Trust (each, a "Declaration"

Citigroup Inc.
Citigroup Inc.
Citigroup Capital X
Citigroup Capital XI
Citigroup Capital XII
Citigroup Capital XIII
June 27, 2003
Page 3

and, collectively, the "Declarations"), each such Declaration being among the Company, as sponsor and as the issuer of the Junior Subordinated Debentures (as defined therein) to be held by the Property Trustee (as defined below) of such Citigroup Trust, Chase Manhattan Bank USA, National Association (formerly Chase Manhattan Bank Delaware), as Delaware trustee (the "Delaware Trustee"), JPMorgan Chase Bank, as property trustee (the "Property Trustee"), and William
P. Hannon, Todd S. Thomson and Guy Whittaker, as regular trustees (together, the "Regular Trustees").

     This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the certificates of trust of each of (A) Citigroup Capital X, as filed with the Secretary of State of the State of Delaware on December 7, 1998,
(C) Citigroup Capital XI, as filed with the Secretary of State of the State of Delaware on December 7, 1998, (D) Citigroup Capital XII, as filed with the Secretary of State of the State of Delaware on December 7, 1998 and (E) Citigroup Capital XIII, as filed with the Secretary of State of the State of Delaware on December 7, 1998 (collectively, the "Certificates of Trust"); (iii) the form of the Declaration of each of the Citigroup Trusts (including the form of the designations of the terms of the Capital Securities of such Citigroup Trust annexed thereto); (iv) the form of the Capital Securities of each of the Citigroup Trusts; (v) the form of the capital securities guarantee agreement (the "Capital Securities Guarantee"), to be entered into by the Company and JPMorgan Chase Bank, as guarantee trustee (the "Capital Securities Guarantee Trustee"); (vi) the form of the Junior Subordinated Debt Securities; (vii) the form of the Deposit Agreement; (viii) an executed copy of the Indenture; (ix) the Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware (the "Certificate of Incorporation"); (x) the By-Laws of the Company, as


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Citigroup Inc.
Citigroup Capital X
Citigroup Capital XI
Citigroup Capital XII
Citigroup Capital XIII
June 27, 2003
Page 4

certified by an Assistant Secretary of the Company (the "By-Laws"); (xi) drafts of certain resolutions of the Board of Directors of the Company (the "Draft Resolutions") relating to the issuance and sale of the Offered Debt Securities (as defined below), the Capital Securities Guarantee, the Preferred Stock, the Depositary Shares, the Stock Purchase Contracts, the Stock Purchase Units and the Offered Common Stock and related matters and (xii) a specimen certificate evidencing the Common Stock. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.


     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company and the Citigroup Trusts, had or will have the power, corporate, trust or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Declaration of each Citigroup Trust, the Capital Securities of each Citigroup Trust, the Capital Securities Guarantee and the Junior Subordinated Debt Securities will be executed in substantially the form reviewed by us and that the terms of the Offered Capital Securities (as defined below), the Offered Debt Securities (as defined below), the Offered Preferred Stock (as defined below), the Depositary Shares, the Offered Stock Purchase Contracts (as defined below) and the Offered Stock Purchase Units (as defined below) will have been established so as not to violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of the Citigroup Trusts or their respective property is subject, (ii) any law, rule, or regulation to which the Company or

Citigroup Inc.
Citigroup Capital X
Citigroup Capital XI
Citigroup Capital XII
Citigroup Capital XIII
June 27, 2003
Page 5


any of the Citigroup Trusts is subject, (iii) any judicial or administrative order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. We have also assumed that (i) the stock certificates evidencing the Preferred Stock to be issued will be in a form that complies with, and the terms of such Preferred Stock will be duly established in accordance with, the Delaware General Corporation Law (the "DGCL"), and (ii) the stock certificate evidencing any Offered Common Stock issued will conform to the specimen certificate examined by us and will be duly executed and delivered. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Citigroup Trusts and others.

     We do not express any opinion as to any laws other than Delaware corporate law and the laws of the State of New York. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

     Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:


     1. With respect to the Capital Securities of each Citigroup Trust to be offered pursuant to the Registration Statement (the "Offered Capital Securities"), when (i) the Declaration of such Citigroup Trust has been duly executed and delivered by the parties thereto; (ii) the terms of the Offered Capital Securities have been established in accordance with the Declaration; (iii) the Offered Capital Securities have been issued, executed and authenticated in accordance with the Declaration and delivered and paid for in the manner contemplated in the Registration State-

Citigroup Inc.
Citigroup Capital X
Citigroup Capital XI
Citigroup Capital XII
Citigroup Capital XIII
June 27, 2003
Page 6



     ment or any prospectus relating thereto; and (iv) if the Offered Capital Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Capital Securities has been duly authorized, executed and delivered by the applicable Citigroup Trust and the other parties thereto, (1) the Offered Capital Securities will be duly authorized for issuance and will be validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of such Citigroup Trust (including any Offered Capital Securities duly issued as part of any Stock Purchase Units) and (2) the holders of the Offered Capital Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the DGCL. We bring to your attention, however, that the holders of the Offered Capital Securities may be obligated, pursuant to the Declaration of such Citigroup Trust, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Offered Capital Securities and (ii) provide security and indemnity in connection with the requests of or directions to the Property Trustee of such Citigroup Trust to exercise its rights and powers under the Declaration of such Citigroup Trust.


     2. With respect to the Capital Securities Guarantee, when (i) the Draft Resolutions have been adopted by the Board of Directors of the Company;
     (ii) the Declaration of such Citigroup Trust is duly executed and delivered by the parties thereto; (iii) the terms of the Offered Capital Securities have been established in accordance with the Declaration; (iv) the Offered Capital Securities have been issued and executed in accordance with the Declaration and paid for in the manner contemplated in the Registration Statement or any prospectus relating thereto; and (v) if the Offered Capital Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Capital Securities Guarantee has been duly authorized, executed and delivered by the applicable Citigroup Trust and the other parties thereto, the Capital Securities

Citigroup Inc.
Citigroup Capital X
Citigroup Capital XI
Citigroup Capital XII
Citigroup Capital XIII
June 27, 2003
Page 7


     Guarantee, when duly executed and delivered by the parties thereto, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) rights to indemnity and contribution thereunder may be limited by applicable law or the public policy underlying such law.


     3. With respect to any series of Junior Subordinated Debt Securities (the "Offered Debt Securities"), when (i) the Draft Resolutions have been adopted by the Board of Directors of the Company; (ii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (iii) the terms of the Offered Debt Securities have been established in conformity with the Indenture; (iv) the Offered Debt Securities are duly executed, delivered, authenticated and issued in accordance with the Indenture and delivered and paid for in the manner contemplated in the Registration Statement or any prospectus relating thereto; and (v) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the parties thereto, the Offered Debt Securities (including any Offered Debt Securities duly issued as part of any Stock Purchase Units) will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating

Citigroup Inc.
Citigroup Capital X
Citigroup Capital XI
Citigroup Capital XII
Citigroup Capital XIII
June 27, 2003
Page 8


     to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).


     4. With respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) the Draft Resolutions have been adopted by the Board of Directors of the Company; (ii) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established by all necessary corporate action in conformity with the Company's Certificate of Incorporation, including the certificate of designation relating to the Offered Preferred Stock, and the By-Laws of the Company; (iii) the filing of such certificate of designation with the Secretary of State of the State of Delaware has duly occurred; (iv) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) if the Offered Preferred Stock is to be sold pursuant to a Stock Purchase Contract or a Stock Purchase Unit, the Stock Purchase Contract or the Stock Purchase Unit has been duly authorized, executed and delivered by the Company and the other parties thereto; and (vi) certificates representing the shares of the Offered Preferred Stock have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, (1) the shares of the Offered Preferred Stock, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, will be duly authorized, validly issued, fully paid and nonassessable (including any shares of the Offered Preferred Stock duly issued upon settlement of any Stock Purchase Contracts or any Stock Purchase Units), provided that the consideration therefor is not less than the par value thereof; and (2) if the Offered Preferred Stock is convertible into Offered

Citigroup Inc.
Citigroup Capital X
Citigroup Capital XI
Citigroup Capital XII
Citigroup Capital XIII
June 27, 2003
Page 9


     Common Stock, the Offered Common Stock issuable upon conversion of the Offered Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable, assuming the issuance of the Offered Common Stock upon conversion of the Offered Preferred Stock has been authorized by all necessary corporate action, that the Offered Preferred Stock has been converted in accordance with the terms of the certificate of designation relating to the Offered Preferred Stock and that the certificates evidencing such shares of Offered Common Stock are duly executed and delivered. In rendering the opinion set forth in clause (2) of this paragraph 4, we have assumed that, at the time of issuance of any Offered Common Stock upon conversion of the Offered Preferred Stock, the Certificate of Incorporation, the By-Laws and the DGCL shall not have been amended so as to affect the validity of such issuance.


     5. With respect to any Depositary Shares representing fractional interests in any Offered Preferred Stock, when (i) the Draft Resolutions have been adopted by the Board of Directors of the Company; (ii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Depositary Shares and related matters, including the adoption of the certificate of designation for the related Offered Preferred Stock; (iii) the filing of such certificate of designation with the Secretary of State of the State of Delaware has duly occurred; (iv) the Deposit Agreement has been duly executed and delivered; (v) the terms of the Depositary Shares and of their issuance and sale have been duly established by all necessary corporate action in conformity with the Deposit Agreement; (vi) the related Offered Preferred Stock that is represented by Depositary Shares has been duly authorized, validly issued and delivered to the Depositary for deposit in accordance with the laws of the States of Delaware and New York; (vii) if the Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Deposi-

Citigroup Inc.
Citigroup Capital X
Citigroup Capital XI
Citigroup Capital XII
Citigroup Capital XIII
June 27, 2003
Page 10


     tary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (viii) if the Depositary Shares are to be sold pursuant to a Stock Purchase Contract or a Stock Purchase Unit, the Stock Purchase Contract or the Stock Purchase Unit has been duly authorized, executed and delivered by the Company and the other parties thereto; and (ix) the Receipts evidencing the Depositary Shares are duly issued against the deposit of the Offered Preferred Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement (including any Receipts evidencing Depositary Shares duly issued upon settlement of any Stock Purchase Contracts or any Stock Purchase Units), subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).


     6. With respect to the Stock Purchase Contracts (the "Offered Stock Purchase Contracts"), when (i) the Draft Resolutions have been adopted by the Board of Directors of the Company; (ii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Stock Purchase Contracts and related matters, including the adoption of a certificate of designation for any related Offered Preferred Stock; (iii) the filing of such certificate of designation with the Secretary of State of the State of Delaware has duly occurred; (iv) if the Offered Stock Purchase Contracts are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Stock Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; and (v) the Offered Stock Purchase Contracts have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against

Citigroup Inc.
Citigroup Capital X
Citigroup Capital XI
Citigroup Capital XII
Citigroup Capital XIII
June 27, 2003
Page 11


     payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Stock Purchase Contracts, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).


     7. With respect to the Stock Purchase Units (the "Offered Stock Purchase Units"), when (i) the Draft Resolutions have been adopted by the Board of Directors of the Company; (ii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Stock Purchase Units and related matters, including the adoption of a certificate of designation for any related Offered Preferred Stock; (iii) if the Offered Stock Purchase Units are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Stock Purchase Units has been duly authorized, executed and delivered by the Company and the other parties thereto; and (iv) the Offered Stock Purchase Units and related Stock Purchase Contracts have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Stock Purchase Units, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and

Citigroup Inc.
Citigroup Capital X
Citigroup Capital XI
Citigroup Capital XII
Citigroup Capital XIII
June 27, 2003
Page 12


     binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     There is no provision in the Certificate of Incorporation which purports to restrict the surplus of the Company by reason of the excess, if any, of the liquidation preference of the shares of Preferred Stock over their par value. The applicable provisions of the DGCL, 8 Del. C. Sections 154 and 170(a), which define capital and surplus of a Delaware corporation available for the payment of dividends, do not purport to restrict such surplus by reason of any such excess. Moreover, we are not aware of any applicable provisions of the Constitution of the State of Delaware nor any controlling Delaware case law which would suggest that surplus would be restricted by the excess of the liquidation preference over the par value of the shares of Preferred Stock. Accordingly, while there are no authorities specifically addressing this issue, it is our opinion that (i) there should be no restriction upon the surplus of the Company available for the payment of dividends on any outstanding capital stock of the Company solely by reason of the fact that the liquidation preference of any shares of any series of Preferred Stock exceeds the par value of such shares and (ii) no remedy should be available to the holders of any shares of any series of Preferred Stock before or after payment of any dividend solely because such dividend would reduce the surplus of the Company to an amount less than the amount of such excess, assuming that the payment of such dividend is in accordance with the provisions of the DGCL, and of the Certificate of Incorporation including the applicable certificate of designation.

Citigroup Inc.
Citigroup Capital X
Citigroup Capital XI
Citigroup Capital XII
Citigroup Capital XIII
June 27, 2003
Page 13


     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading "Legal Matters" in each of the two prospectuses which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.



                                   Very truly yours,


                                   /s/ Skadden, Arps, Slate, Meagher & Flom LLP